UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2015

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 8.01.                                        Other Events.

As previously reported on the Current Report on Form 8-K filed on July 27, 2015, Plug Power Inc. (the “Company”) and its wholly-owned subsidiary, Hypulsion U.S. Holding, Inc., entered into a Share Purchase Agreement (the “Share Purchase Agreement”), dated as of July 24, 2015, with Axane, S.A. (“Axane”), a subsidiary of Air Liquide S.A. A copy of the Share Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.

On July 31, 2015, the Company consummated the transactions contemplated by the Share Purchase Agreement, including issuing 4,781,250 shares of its common stock,  par value $0.01 per share (the “Common Stock”), to Axane and entering into a Registration Rights Agreement (the “Registration Rights Agreement”) with Axane. Under the Registration Rights Agreement, the Company has agreed to register for resale the 4,781,250 shares of Common Stock issued at closing, plus up to 3,105,348 additional shares of Common Stock potentially issuable to Axane under the Share Purchase Agreement. The foregoing summary is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

On July 31, 2015, the Company issued a press release announcing the consummation of the transactions contemplated by the Share Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

10.1	Share Purchase Agreement, dated as of July 24, 2015, by and among Plug Power Inc., Hypulsion U.S. Holding, Inc. and Axane, S.A.

10.2	Registration Rights Agreement, dated as of July 31, 2015, by and between Plug Power Inc. and Axane, S.A.

99.1	Press Release of the Company dated July 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: July 31, 2015	By:	/s/Andrew Marsh
Andrew Marsh
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Title

10.1	Share Purchase Agreement, dated as of July 24, 2015, by and among Plug Power Inc., Hypulsion U.S. Holding, Inc. and Axane, S.A.

10.2	Registration Rights Agreement, dated as of July 31, 2015, by and between Plug Power Inc. and Axane, S.A.

99.1	Press Release of the Company dated July 31, 2015